As filed with the Securities and Exchange Commission on April 4, 2007.

File Number 333-131603

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 3 on Form S-1 to
Registration Statement on Form SB-2

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CRDENTIA CORP.
(Exact name of issuer as specified in its charter)

Delaware	7361	76-0585701
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Crdentia Corp.

5001 LBJ Freeway, Suite 850

Dallas, TX 75244

(972) 850-0780

(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

James. J. TerBeest

Chief Financial Officer

5001 LBJ Freeway, Suite 850

Dallas, TX 75244

(972) 850-0780

(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Copy to:

Steven G. Rowles, Esq.

J. Nathan Jensen, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, CA 92130-2040

(858) 720-5100

Approximate date of commencement of proposed sale to the public. From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering:  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.

The information in this prospectus is not complete and may be changed without notice.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted

Subject to completion
Dated April 4, 2007

PRELIMINARY PROSPECTUS

1,511,073 Shares

This prospectus relates to the resale of up to (i) 746,666 shares of common stock underlying convertible debentures or issuable as interest on convertible debentures, (ii) 166,667 shares of common stock underlying warrants, (iii) 460,370 outstanding shares of common stock held by certain selling stockholders identified in this prospectus and (iv) an additional 137,370 shares of common stock we are required to register pursuant to the terms of a Registration Rights Agreement dated January 6, 2006.  All of the shares, when sold, will be sold by these selling stockholders.  The selling stockholders may sell their common stock from time to time at prevailing market prices.  We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by selling stockholders, if exercised.

Our common stock is quoted on the Over-the-Counter Bulletin Board, commonly known as the OTC Bulletin Board, under the symbol “CRDT.”  On March 30, 2007, the last sale price for our common stock on the OTC Bulletin Board was $0.42.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.  None of the proceeds from the sale of common stock by the selling stockholders will be placed in escrow, trust or any similar account.  There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering other than customary brokerage and sales commission.  Selling stockholders will pay no offering expenses other than those expressly identified in this prospectus.

This offering is highly speculative and these securities involve a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2007.

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Please read this prospectus carefully.  It describes our business, our financial condition and results of operations.  We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, and incorporated by reference into, this prospectus.  It does not contain all of the information that is important to you.  You should read this entire prospectus (including the material incorporated by reference into this prospectus) carefully, especially the discussion of “Risk Factors” and our consolidated financial statements and related notes, before deciding to invest in shares of our common stock.  Unless context indicates otherwise, the terms “the Company”, “we”, “us”, or “our” in this prospectus refer to Crdentia Corp.

General

We are a provider of healthcare staffing services, focusing on the areas of travel nursing, per diem staffing, contractual clinical services, physician staffing, allied services and private duty home care. Our travel nurses are recruited domestically as well as internationally, and placed on temporary assignments at healthcare facilities across the United States. Our per diem nurses are local nurses placed at healthcare facilities on short-term assignments. Our contractual clinical services group provides complete clinical management and staffing for healthcare facilities. Our physicians contract with us to perform medical services for healthcare organizations for a specified length of time. Our allied services primarily consist of diagnostic imaging, respiratory, laboratory, therapies and administrative modalities and our private duty home care group provides nursing case management and staffing for skilled and non-skilled care in the home. We consider the different services described above to be one segment as each of these services relate solely to providing healthcare staffing to customers that are healthcare providers and utilize similar distribution methods, common systems, databases, procedures, processes and similar methods of identifying and serving these customers.

In 2005 and 2006, approximately 41% and 26%, respectively, of our revenue was derived from the placement of travel nurses on assignment, typically 13 weeks in length.  Such assignments generally involve temporary relocation to the geographic area of the assignment.  We also provide per diem nurses to satisfy the very short-term needs of healthcare facilities.  Per diem services provided 51% of our revenue in 2005 and 61% of our revenue in 2006.  We believe this market presents a significant growth opportunity.  The balance of our revenue in 2005 and 2006 came from providing clinical management and staffing to healthcare facilities, private duty home care, locum tenens revenue and allied services.  We anticipate there are growth opportunities in these areas as well and intend to pursue such opportunities as they arise.  Historically, most of our customers have been acute care hospitals located throughout the continental United States.

With the existing and growing shortage of nurses in the United States, we believe there is an opportunity to build a significant company in the field of healthcare staffing services.  We intend to pursue this opportunity through organic growth of our existing businesses and through the continued acquisition of complementary companies in this sector.  We believe that temporary staffing companies must consolidate in order to thrive.  The success of the large industry leaders is indicative of the efficiency, both in operations as well as capital formation, of this strategy.  Smaller companies in this sector will increasingly be at a competitive disadvantage in the marketplace because technology, operating efficiency and breadth of service will soon be the key to successful operations.

Growth Strategy

We did not have any revenue in 2003 until we completed our first acquisition in August 2003.  During 2003, we pursued our operational plan of acquiring companies in the healthcare staffing field and completed acquisitions of four companies.  We purchased two companies in 2004, three companies in 2005 and one on April 18, 2006.  We have contracted with more than 1,500 healthcare facilities across 49 states and the District of Columbia.  We anticipate continuing our plan to acquire specialized companies in the healthcare staffing field for the foreseeable future.

Corporate Information

We were incorporated under the laws of the State of Delaware on November 10, 1997 under the name of Digivision International, Ltd.  Our name was changed to Lifen, Inc. on June 22, 2000 and to Crdentia Corp. on May 28, 2003.  Our principal executive offices are located at 5001 LBJ Freeway, Suite 850, Dallas, Texas 75244 and our telephone number is (972) 850-0780.  This prospectus, and any prospectus supplements issued in relation to it, contains trademarks of Crdentia Corp. and its affiliates and may contain trademarks, trade names and service marks of other parties.

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THE OFFERING

Common stock offered by selling stockholders	1,511,073 (1)
Use of proceeds	We will not receive any proceeds from the sale of the common stock, but we will receive funds from the exercise of warrants by selling stockholders.
OTC Bulletin Board Symbol	CRDT

(1)             Includes (i) 746,666 shares of common stock issuable upon the conversion of convertible debentures that were issued to selling stockholders and issuable as interest on the convertible debentures (ii) 166,667 shares of common stock issuable upon exercise of warrants that were issued to selling stockholders, (iii) 460,370 shares of common stock currently held by selling stockholders and (iv) an additional 137,370 shares of common stock we are required to register pursuant to the terms of a Registration Rights Agreement dated January 6, 2006.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the material incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), availability of temporary professionals, financing, revenue, operations, and compliance with applicable laws.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the preceding paragraphs.  All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement.  Market data used throughout this prospectus, including information relating to our relative position in the independent staffing industry, is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.  Although we believe that such sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified such information.

USE OF PROCEEDS

All net proceeds from the disposition of the common shares covered by this prospectus or interests therein will go to the selling stockholders.  We will not receive any proceeds from the disposition of the common stock or interests therein by the selling stockholders.  However, certain of the shares of common stock covered hereby will be issued only upon the exercise of warrants.  Upon exercise of these warrants, we will receive the proceeds of the exercise prices of such warrants if they are exercised other than on a net exercise basis.  To the extent we receive cash upon any exercise of the warrants, we intend to use that cash for general corporate purposes.

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DIVIDEND POLICY

We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business.  We do not expect to pay any cash dividends in the foreseeable future.  The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in its discretion, and will depend on our financial condition, operating results, capital requirements and other factors that our Board of Directors considers significant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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SELLING STOCKHOLDERS

The following table sets forth, as of March 31, 2007, the name of the selling stockholders, the number of shares of our common stock beneficially owned by such selling stockholders before and after this offering and the number of shares that may be offered pursuant to this prospectus.  This information is based on information provided by or on behalf of the selling stockholders and, with regard to the beneficial holdings of the selling stockholders, is accurate only to the extent beneficial holdings information was disclosed to us by or on behalf of the selling stockholders.  The selling stockholders and holders listed in any supplement to this prospectus, and any transferors, pledgees, donees or successors to these persons, may from time to time offer and sell, pursuant to this prospectus and any subsequent prospectus supplement, any and all of these shares or interests therein.  Any supplement to this prospectus may contain additional or varied information about the selling stockholder and/or additional holders, and any of their transferors, pledgees, donees or successors, the names of natural persons with voting or investment control over the shares covered hereby, and the aggregate amount of the shares offered that is beneficially owned by each person.  This information will be obtained from the selling stockholder and/or additional holders.

Shares listed under the column “Shares Offered by this Prospectus” represent the number of shares that may be sold by the selling stockholders pursuant to this prospectus.  Pursuant to Rule 416 of the Securities Act of 1933, the registration statement of which this prospectus is a part also covers any additional shares of our common stock which become issuable in connection with such shares because of any stock split, stock dividend, or similar transaction which results in an increase in the number of outstanding shares of our common stock.

The information under the heading “Shares Beneficially Owned After the Offering” assumes the selling stockholder sells all of its shares covered hereby to unaffiliated third parties, that the selling stockholders will acquire no additional Crdentia Corp. common stock prior to the completion of this offering, and that any other shares of our common stock beneficially owned by the selling stockholders will continue to be beneficially owned.  The selling stockholders may dispose of all, part or none of their shares.

For purposes of the table below, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares.  Shares of common stock subject to options, warrants or issuable upon conversion of convertible securities currently exercisable or exercisable within 60 days from March 31, 2007 are deemed outstanding for computing the percentage ownership of the person holding the options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.

The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock in transactions exempt from the registration requirements of the Securities Act of 1933 since the date on which it provided to us the information regarding its shares of common stock.

C. Fred Toney, the Chairman of our Board of Directors, is the managing member of MedCap Management & Research, LLC, the general partner of MedCap Partners, L.P.  Other than Vestal Venture Capital, which is an affiliate of a broker/dealer, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

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	Shares Beneficially Owned Prior to the Offering			Shares Offered by		Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number		Percent(1)	this Prospectus		Number	Percent
MedCap Partners, L.P.(2)
500 Third Street, Suite 535
San Francisco, CA 94107	10,153,099		43.6%	460,370		9,692,729	41.6%

Alpha Capital AG
Pradafant 7, 9490 Furstenturns Vaduz, Lichtenstein	165,254	(3)	*	387,476	(4)	—	—

Vestal Venture Capital
6471 Enclave Way
Boca Raton, FL 33496	186,460	(5)	*	14,810	(5)	171,650	*

Nite Capital LP
100 East Cook Avenue, Suite 201
Libertyville, IL 60048	243,497	(6)	*	28,514	(6)	214,983	*

Chestnut Ridge Partners LP
50 Tice Boulevard
Woodcliff Lake, NJ 07677	140,545	(7)	*	242,132	(8)	—	—

Whalehaven Capital Fund Limited
c/o Research Capital 564-1055 Dunsmuir Street Four Bentall Centre
Vancouver, BC V7X 1L4	1,277,409	(9)	5.5%	121,398	(9)	1,156,011	4.96%

*                    Less than one percent.

(1)             Percentage ownership is based on 23,306,651 shares of our common stock outstanding as of March 31, 2007.

(2)             C. Fred Toney has voting and dispositive power on behalf of MedCap Partners LP.

(3)             Includes 87,500 shares issuable upon conversion of an outstanding 8% Convertible Debenture and 43,750 shares issuable upon exercise of warrants currently outstanding.  Konrad Ackerman has voting and dispositive power on behalf of Alpha Capital AG.

(4)             Includes 87,500 shares issuable upon conversion of an outstanding 8% Convertible Debenture; 222,222 shares issuable as interest on the 8% Convertible Debenture and 43,750 shares issuable upon exercise of warrants currently outstanding.

(5)             Includes 8,333 shares issuable upon exercise of warrants currently outstanding.  Allan Richard Lyons has voting and dispositive power on behalf of Vested Venture Capital.

(6)             Includes 10,417 shares issuable upon exercise of warrants currently outstanding.  Keith Goodman has voting and dispositive power on behalf of Nite Capital LP.

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(7)             Includes 40,000 shares issuable upon conversion of an outstanding 8% Convertible Debenture and 41,667 shares issuable upon exercise of warrants currently outstanding.  Kenneth Pastemak has voting and dispositive power on behalf of Chestnut Ridge Partners LP.

(8)             Includes 40,000 shares issuable upon conversion of an outstanding 8% Convertible Debenture; 242,132 shares issuable as interest on the 8% Convertible Debenture and 41,667 shares issuable upon exercise of warrants currently outstanding.

(9)             Includes 62,500 shares issuable upon exercise of warrants currently outstanding.  Evan Schemenaur, Arthur Jones and Jennifer Kelly have voting and dispositive power on behalf of Whalehaven Capital Fund Limited.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 160,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 2,750,000 shares have been designated Series A convertible preferred stock, 6,250,000 shares have been designated Series B convertible preferred stock, 100,000 shares have been designated Series B-1 convertible preferred stock and 325,000 shares have been designated Series C convertible preferred stock.

The following is a summary of the material terms of our capital stock.  You should refer to our Restated Certificate of Incorporation, as amended, and Restated Bylaws for more detailed information.

Common Stock

As of March 31, 2007, 23,306,651 shares of our common stock were outstanding.  Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Subject to limitations under Delaware law and preferences that apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of legally available funds.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.  The common stock has no preemptive, conversion or other rights to subscribe for additional securities.  There are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.  All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.

Preferred Stock

As of March 31, 2007, no shares of Series A, Series B, Series B-1 or Series C convertible preferred stock were outstanding.

Transfer Agent and Registrar; Market

The transfer agent and registrar for our common stock is U.S. Stock Transfer Corp.  Our common stock is quoted on the OTC Bulletin Board, under the symbol “CRDT.OB”

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PLAN OF DISTRIBUTION

Each selling stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•                  block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker dealer as principal and resale by the broker dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                  broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•                  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales.  Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling

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stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Morrison & Foerster LLP, San Diego, California.

EXPERTS

The financial statements for the years ended December 31, 2006, 2005 and 2004 appearing in our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated by reference into this prospectus and registration statement have been audited by KBA Group LLP, independent registered public accounting firm, to the extent and for the periods indicated in their report appearing therein, and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file electronically with the Securities and Exchange Commission our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. We have also filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of the contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed or incorporated by reference as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

We make available on or through our website at www.crdentia.com, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish such reports to the SEC. A copy of the registration statement, the exhibits and schedules thereto and any other document we file with the SEC may be inspected without charge, or copies may be obtained, at the SEC’s Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. The SEC maintains a website that contains our registration statement and the other documents that we file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we will provide to each person to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Investor Relations, Crdentia Corp., 5001 LBJ Freeway, Suite 850, Dallas, Texas 75244, telephone (972) 850-0780.

INCORPORATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Except as set forth below, the SEC file number for the documents incorporated by reference in this prospectus is 000-31152. We incorporate by reference the following information that has been filed with the SEC:

•                  our Annual Report on Form 10-K for the year ended December 31, 2006 (as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2006);

•                  each of our Current Reports on Form 8-K filed with the SEC on January 1, 2007, January 29, 2007, February 8, 2007, February 14, 2007, March 6, 2007, March 14, 2007, March 20, 2007 and March 30, 2007.

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1,511,703 Shares

Common Stock

PROSPECTUS

, 2007

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INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered.

Registration Fee	$2,700
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	25,000
Printing and Engraving Fees	30,000
Listing Fees	—
Transfer Agent’s Fees	1,500
Miscellaneous	—
Total	$109,200

Item 14.  Indemnification of Directors and Officers.

Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.  If the action or suit is by or in the name of the corporation, the corporation may indemnify such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

As permitted by Section 102 of the Delaware General Corporation Law, the Company has adopted provisions in its restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of its directors for a breach of their fiduciary duty of care as a director.  The duty of care generally requires that, when acting on behalf of the Company, directors exercise an informed business judgment based on all material information reasonably available to them.  Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•                  any breach of the director’s duty of loyalty to the Company or its stockholders;

•                  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•                  any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

As permitted by Section 145 of the Delaware General Corporation Law, the Company’s amended and restated bylaws provide that:

•                  the Company may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•                  the Company may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•                  the rights provided in its amended and restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors and executive officers, as well as with certain employees and consultants.  These indemnification agreements provide that we hold harmless and indemnify each such director, officer, employee and consultant to the fullest extent authorized or permitted by law.  In addition, subject to certain conditions, these indemnification agreements provide for payment of expenses (including attorney’s fees) actually and reasonably incurred in connection with any threatened, pending or completed proceeding to which the indemnified director, officer or employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that he or she is, was or at any time becomes a director, officer, employee or agent of us, or is or was serving or at any time serves at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  In addition, we have purchased policies of directors’ and officers’ liability insurance, which insure our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 15.  Recent Sales of Unregistered Securities

•                  On February 4, 2004, the Company issued an additional 1,000,000 shares of Series A at a per share price of $1.00 to MedCap Partners L.P.

•                  On June 16, 2004, the Company issued 6,250,000 shares of Series B at a per share price of $0.20 to MedCap Partners L.P.

•                  On August 9, 2004, the Company issued 3,750 shares of Series B-1 Convertible Preferred Stock at a per share price of $60.00 to an investor for cash proceeds of $225,000.

•                  On August 9, 2004, the Company issued 4,166 shares of Series B-1 Convertible Preferred Stock at a per share price of $60.00 to the Company’s Chairman and Chief Executive Officer for cash proceeds of $249,960.

•                  On August 9, 2004, the Company issued 29,990 shares of Series B-1 Convertible Preferred Stock and 4,082 shares of common stock in partial consideration for the cancellation of all of the outstanding principal and accrued and unpaid interest under certain promissory notes that were issued in 2003 in connection with the purchase of certain subsidiaries.

•                  On August 13, 2004, the Company acquired Care Pros Staffing, Inc. in exchange for, among other things, $275,000 in notes payable.

•                  On August 31, 2004, the Company issued warrants to purchase 90,575 shares of Common Stock at a price of $31.50 per share in connection with the Company’s first borrowing under the term loan credit facility from Bridge Opportunity Finance, LLC.

•                  On August 31, 2004, the Company issued MedCap Partners L.P. a warrant to purchase 6,000 shares of Series B-1 Convertible Preferred Stock for $60 per share for five years.

•                  On August 31, 2004, the Company issued 35,840 shares of Series C Convertible Preferred Stock in exchange for cash proceeds of $2,150,400.  The shares were issued to certain accredited investors as well as MedCap Partners L.P. and the Company’s Chairman and Chief Executive Officer.  The purchasers were granted Series C Warrants to purchase an aggregate of 89,600 Series C Convertible Preferred Shares.

•                  On August 31, 2004, the Company acquired Arizona Home Health Care/Private Duty, Inc. in exchange for, among other things, 20,000 shares of the Company’s common stock valued at $690,000.

•                  On September 30, 2004, the Company issued 12,642 shares of Series B-1 Convertible Preferred Stock in exchange for the conversion of $758,640 in outstanding principal plus accrued and unpaid interest under certain convertible subordinated promissory notes issued in 2003.  The holders of such notes included the Company’s Chairman and Chief Executive Officer, a member of the Company’s Board of Directors and an entity whose managing member is also on the Company’s Board of Directors.

•                  Pursuant to the Makewell Agreement entered on August 31, 2004 by the Company, MedCap Partners L.P., BOF and Bridge Healthcare Finance, the Company issued to MedCap Partners L.P.: (i) 3,090 shares of Series C Convertible Preferred Stock (Series C) on September 23, 2004; (ii) 1,250 shares of Series C on October 12, 2004; (iii) 5,000 shares of Series C on October 18, 2004; (iv) 1,417 shares of Series C on October 25, 2004; and (v) 5,910 shares of Series C on November 3, 2004.  Such shares of Series C were issued at a cash price per share of $60.00.

•                  In connection with the Company’s issuances of the shares of Series C described above, MedCap Partners L.P., was granted (i) a warrant to purchase 7,725 shares of Series C on September 25, 2004 (ii) a warrant to purchase 65,685 shares of Series C on October 18, 2004, (iii) a warrant to purchase 17,712 shares of Series C on October 25, 2004 and (iv) a warrant to purchase 73,875 shares of Series C on November 3, 2004.  Such warrants are exercisable for a period of five years at a price per share of Series C of $60.00.

•                  During November 2004, the Company entered into an agreement to convert approximately $2.7 million of notes and accrued interest to Series B-1 Convertible Preferred Stock.  As a result, the Company issued 45,450 shares of Series B-1 Convertible Preferred Stock.

•                  On November 29, 2004, MedCap Partners L.P. loaned the Company $400,000 for working capital purposes.

•                  On December 16, 2004, the Company issued 1,582 shares of Series B-1 Convertible Preferred Stock at a per share price of $60.00 to investors for cash proceeds of $94,920.

•                  During the first quarter of 2005, the Company borrowed $1,050,000 from MedCap Partners L.P.  As an incentive to provide the funds, the Company also issued 7,775 shares of common stock.

•                  In March 2005, MedCap Partners L.P. exercised 108,333 warrants to purchase Series C Convertible Preferred Stock for $6.5 million.

•                  On March 29, 2005, the Company issued unsecured convertible notes to the former TravMed stockholders in the total amount of $3,215,490.

•                  On March 29, 2005, the Company acquired Health Industry Professionals, LLC in exchange for, among other things, 128,368 shares of common stock.

•                  In connection with the exercise of outstanding warrants to purchase shares of Series C Preferred Stock, on May 2, 2005 the Company issued 22,187 shares of Series C Preferred Stock at a cash price per share of $60.00 to MedCap Partners L.P.

•                  On May 4, 2005, the Company acquired Prime Staff, LP and Mint Medical Staffing Odessa in exchange for, among other things, 16,504 shares of our common stock.

•                  On May 31, 2005, the Company granted 370,000 shares of restricted stock to four of its officers.

•                  The Company obtained a $500,000 loan on November 15, 2005 and a $1,500,000 loan on November 18, 2005 from MedCap Partners L.P.

•                  On December 30, 2005, the Company issued 335,370 shares of common stock to MedCap Partners L.P., at a price per share of $0.60, in consideration for the cancellation of the principal and all accrued interest under secured promissory notes the Company issued on November 15, 2005 and November 18, 2005.

•                  On January 6, 2006, the Company issued to investors $2,000,000 aggregate principal amount of 8% Convertible Subordinated Debentures, Short Term Warrants to purchase an aggregate of 333,333 shares of common stock and Long Term Warrants to purchase an aggregate total of 166,666 shares of common stock.

•                  On January 24, 2006, the Company issued 125,000 shares of common stock to MedCap Partners LP for cash proceeds of $750,000.

•                  On March 3, 2006, the Company issued 25,000 shares of common stock to MedCap Partners LP for cash proceeds of $200,000.

•                  On March 13, 2006, the Company issued 25,000 shares of common stock to MedCap Partners LP and MedCap Master Fund L.P. for cash proceeds of $200,000.

•                  On March 24, 2006, the Company issued 150,000 shares of restricted common stock to its Chairman and Chief Executive Officer.

•                  On April 3, 2006 the Company issued 58,333 shares of common stock to MedCap Partners LP for cash proceeds of $350,000

•                  On April 4, 2006 the Company issued 10,257,131 shares of common stock to accredited investors, including MedCap Partners LP and James D. Durham, in exchange for all outstanding shares of the Company’s Series C convertible Preferred stock and warrants to purchase Series C Convertible Preferred Stock and Series B-1 Convertible Preferred Stock.

•                  On January 25, 2007, the Company issued 1,283,332 shares of common stock at $0.60 per share for aggregate proceeds of $770,000 in a private placement.

•                  On February 7, 2007, the Company issued 2,049,999 shares of common stock at $0.60 per share for aggregate proceeds of $1,230,000 in a private placement.

•                  On March 2, 2007, the Company issued 1,666,667 shares of common stock at $0.60 per share for aggregate proceeds of $1,000,000 in a private placement.

•                  On March 14, 2007, the Company issued 1,156,011 shares of common stock in exchange for an outstanding debenture.

•                  On March 15, 2007, the Company issued 171,650 shares of common stock in exchange for an outstanding debenture.

•                  On March 20, 2007, the Company issued 214,983 shares of common stock in exchange for an outstanding debenture.

•                  On March 28, 2007, the Company issued 333,332 shares of common stock at $0.60 per share for aggregate proceeds of $200,000 in a private placement.

The issuances of the securities were made pursuant to an exemption from registration provided by the Securities Act of 1933, as amended.

Item 16.  Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
2.9(9)

Agreement and Plan of Reorganization, dated as of March 28, 2005, by and among Crdentia Corp., CRDE Corp., Travmed Acquisition Corporation, Travmed USA, Inc. and the shareholders of Travmed USA, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601 (b)(2) of Regulation S-B. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.10(9)

Agreement and Plan of Reorganization, dated as of March 28, 2005, by and among Crdentia Corp., HIP Acquisition Corporation, HIP Holding, Inc. and the shareholders of HIP Holding, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.11(44)

Asset Purchase Agreement dated April 10, 2006 by and among Crdentia Corp., CRDE Corp., Staff Search Acquisition Corp., Staff Search, Ltd., SSL GP, LLC and J.W. Iden. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.12(44)

First Amendment to Asset Purchase Agreement dated April 18, 2006 by and among Crdentia Corp., CRDE Corp., Staff Search Acquisition Corp., Staff Search, Ltd., SSL GP, LLC and J.W. Iden. Certain schedules and exhibits referenced in the First Amendment to Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.13(47)

Agreement and Plan of Merger and Reorganization, dated September 20, 2006, by and among Crdentia Corp., iVOW Acquisition Corp. and iVOW, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Merger and Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.14(49)	Amendment No. 1, effective as of December 29, 2006, to Agreement and Plan of Merger, by and among the Company, iVOW Acquisition Corp. and iVOW, Inc.

3.1(10)	Restated Certificate of Incorporation.

3.2(10)	Restated Bylaws.

3.3(3)	Certificate of Amendment to Restated Certificate of Incorporation.

3.4(11)	Certificate of Amendment to Restated Certificate of Incorporation.

3.5(11)	Certificate of Correction of Certificate of Amendment to Restated Certificate of Incorporation.

3.6(11)	Certificate of Correction of Certificate of Amendment to Restated Certificate of Incorporation.

3.7(12)	Certificate of Amendment to Restated Certificate of Incorporation.

4.1(41)	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Crdentia Corp.

4.2(43)	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Crdentia Corp.

4.3(26)	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Crdentia Corp.

4.4(13)	Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock of Crdentia Corp.

4.5(14)	Certificate of Correction of Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock of Crdentia Corp.

4.6(15)	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Crdentia Corp.

4.7(14)	Certificate of Correction of Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Crdentia Corp.

4.8(16)	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Crdentia Corp.

4.9(14)	Certificate of Correction of Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Crdentia Corp.

4.10(13)	Registration Rights Agreement dated August 9, 2004 by and among Crdentia Corp. and the investors listed on Schedule A thereto.

4.11(15)	Amended and Restated Registration Rights Agreement dated August 31, 2004 by and among Crdentia Corp. and the investors listed on Schedule A thereto.

4.12(26)	Amended and Restated Registration Rights Agreement dated June 16, 2004 by and among Crdentia Corp. and MedCap Partners L.P.

4.13(15)	Form of Warrant to Purchase Shares of Series C Preferred Stock of Crdentia Corp. granted to the holders listed on Schedule A thereto.

4.14(15)	Form of Warrant to Purchase Shares of Series B-1 Preferred Stock of Crdentia Corp. granted to MedCap Partners L.P.

4.15(15)	Warrant Agreement dated August 31, 2004 by and among Crdentia Corp. and Bridge Opportunity Finance, LLC.

4.16(15)	Form of Warrant Certificate to Purchase Shares of Common Stock of Crdentia Corp. granted to Bridge Opportunity Finance, LLC.

4.17(3)	Specimen Stock Certificate

4.18(17)	Registration Rights Agreement dated September 22, 2003 by and among Crdentia Corp. and the investors listed on Schedule A attached thereto.

4.19(17)	Registration Rights Agreement dated December 2, 2003 by and among Crdentia Corp. and the investors listed on Schedule A attached thereto.

4.20(9)	Letter Agreement dated March 29, 2005 by and among Crdentia Corp. and MedCap Partners, L.P.

5.1(50)	Opinion of Morrison & Foerster LLP with respect to issuance of shares.

10.3(10)	Common Stock Purchase Agreement dated May 15, 2002 by and among Lifen, Inc., the individual stockholders of Crdentia listed on Schedule A thereto and James D. Durham and Malahide Investments.

10.5(21)#	Employment Agreement dated August 14, 2002 by and between Crdentia Corp. and James D. Durham.

10.7(22)#	Restricted Stock Issuance Agreement dated October 22, 2002 by and between Crdentia Corp. and Robert J. Kenneth.

10.10(17)#	Notice of Stock Option Award and Stock Option Award Agreement dated December 16, 2003 by and between Crdentia Corp. and Thomas H. Herman.

10.11(17)#	Notice of Stock Option Award and Stock Option Award Agreement dated December 16, 2003 by and between Crdentia Corp. and C. Fred Toney.

10.12(17)#	Executive Employment Agreement dated December 22, 2003 by and between Crdentia Corp. and Pamela Atherton.

10.13(17)#	Notice of Stock Option Award and Stock Option Award Agreement dated December 22, 2003 by and between Crdentia Corp. and Pamela Atherton.

10.14(19)#	Notice of Stock Option Award dated December 31, 2003 by and between Crdentia Corp. and James Durham.

10.15(19)#	Stock Option Plan and Award Agreement dated December 31, 2003 by and between Crdentia Corp. and James Durham.

10.16(19)#	Bonus and Other Agreement dated December 31, 2003 by and between Crdentia Corp. and James Durham.

10.17(40)#	Amendment to Employment Agreement, dated January 1, 2004, by and between Crdentia Corp. and James D. Durham.

10.20(24)#	Amendment to Notice of Stock Award and Stock Option Agreement dated April 8, 2004 by and between Crdentia Corp. and Thomas H. Herman.

10.21(24)#	Amendment to Notice of Stock Award and Stock Option Agreement dated April 8, 2004 by and between Crdentia Corp. and C. Fred Toney.

10.24(24)#	Crdentia Corp. 2004 Stock Incentive Plan.

10.25(24)#	Form of Notice of Stock Option Award and Stock Option Award Agreement (Employees) under the Crdentia Corp. 2004 Stock Incentive Plan.

10.26(8)#	Form of Notice of Stock Option Award and Stock Option Award Agreement (Directors) under the Crdentia Corp. 2004 Stock Incentive Plan.

10.27(24)#	Form of Notice of Stock Option Award and Stock Option Award Agreement (Senior Officers) under the Crdentia Corp. 2004 Stock Incentive Plan.

10.28(24)#	Form of Notice of Stock Bonus Award and Stock Bonus Award Agreement under the Crdentia Corp. 2004 Stock Incentive Plan.

10.29(32)#	Notice of Stock Option Award and Stock Option Award Agreement dated August 3, 2004 by and between Crdentia Corp. and James D. Durham.

10.30(32)#	Notice of Stock Option Award and Stock Option Award Agreement dated August 3, 2004 by and between Crdentia Corp. and Pamela Atherton.

10.35(29)#	Form of Indemnification Agreement.

10.49(40)#	Amendment to Restricted Stock Purchase Agreement, dated as of August 3, 2004, by and among Crdentia Corp. and Robert Kenneth.

10.50(33)

Second Amended and Restated Loan and Security Agreement - Revolving Loans, dated May 16, 2005 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, GHS Acquisition Corporation and Bridge Healthcare Finance, LLC.

10.51(33)

Amended and Restated Loan and Security Agreement - Term Loan, dated May 16, 2005 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, GHS Acquisition Corporation and Bridge Opportunity Finance, LLC.

10.52(34)#	Executive Employment Agreement dated May 31, 2005 by and between Crdentia Corp. and James J. TerBeest.

10.53(34)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and James D. Durham.

10.54(34)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and Pamela G. Atherton.

10.55(34)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and James J. TerBeest.

10.57(35)#	Second Amendment to Employment Agreement dated November 8, 2005 among Crdentia Corp. and James D. Durham.

10.58(36)

Secured Promissory Note, dated November 15, 2005 issued by Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, and GHS Acquisition Corporation to MedCap Partners L.P.

10.59(36)

Secured Promissory Note, dated November 18, 2005 issued by Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, and GHS Acquisition Corporation to MedCap Partners L.P.

10.60(36)

Amended and Restated Security Agreement, dated November 18, 2005 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, GHS Acquisition Corporation and MedCap Partners L.P.

10.61(36)#	Amendment to Bonus and Other Agreement dated November 17, 2005 by and between Crdentia Corp. and James D. Durham.

10.62(37)	Securities Purchase Agreement by and between Crdentia and MedCap Partners L.P., dated as of December 30, 2005.

10.63(38)	Securities Purchase Agreement by and among Crdentia and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.64(38)	Form of Convertible Debenture by and among Crdentia and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.65(38)	Form of Long-Term Stock Purchase Warrant by and among Crdentia and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.66(38)	Form of Short-Term Stock Purchase Warrant by and among Crdentia and the investors identified on the signature pages thereto.

10.67(38)	Form of Registration Rights Agreement by and among Crdentia and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.68(39)#	Separation Agreement by and between Crdentia Corp. and Pamela Atherton, dated January 7, 2006.

10.69(39)#	General Release of Claims by and between Crdentia Corp. and Pamela Atherton, dated January 7, 2006.

10.70(39)	Settlement Agreement, dated January 9, 2006, by and among Crdentia Corp., Nick Liuzza, Sr., Nick Liuzza, Jr., Christopher Liuzza and certain other former shareholders of New Age Staffing, Inc.

10.71(33)

Equity Purchase Agreement, dated as of May 4, 2005, by and among Crdentia Corp., CRDE Corp., GHS Acquisition Corporation, Prime Staff, Inc., Prime Staff GP, LLC, Mint Medical, LLC, Mint Medical GP, LLC and the equity owners of Prime Staff, Inc., Prime Staff GP, LLC, Mint Medical, LLC and Mint Medical GP, LLC. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601 (b)(2) of Regulation S-B. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.72(45)	Promissory Note Issued by Crdentia Corp. to Staff Search Ltd.

10.73(44)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Award Agreement dated March 24, 2006 by and between Crdentia Corp. and James C. Durham.

10.74(44)#	Notice of Stock Option Award and Stock Option Award Agreement dated March 24, 2006 by and between Crdentia Corp. and James J. TerBeest.

10.75(46)#	Amendment to Executive Employment Agreement dated July 18, 2006 among Crdentia Corp. and James J. TerBeest.

10.76(47)	Interim Management Agreement, dated September 20, 2006, by and among Crdentia Corp., iVOW Acquisition Corp. and iVOW, Inc.

10.77(47)	Crdentia Merger Voting Agreement, dated September 20, 2006, by and among Crdentia Corp., MedCap Partners L.P. and MedCap Master Fund L.P.

10.78(47)	iVOW Merger Voting Agreement, dated September 20, 2006, by and among iVOW, Inc., MedCap Partners L.P. and MedCap Master Fund L.P.

10.79(48)	Securities Purchase Agreement, dated January 25, 2007, by and among Crdentia Corp. and the investors identified on the signature pages thereto.

10.80(48)	Registration Rights Agreement, dated January 25, 2007, by and among Crdentia Corp. and the investors identified on the signature pages thereto.

10.81(51)	Severance Agreement and Mutual Release of Claims dated March 6, 2007 by and between Crdentia Corp. and James D. Durham.

10.82(52)	Letter Agreement dated March 8, 2007 by and between Crdentia Corp. and John Kaiser.

10.83(53)	Executive Employment Agreement dated March 26, 2007, by and between Crdentia Corp. and John Kaiser.

10.84(53)	Restricted Stock Bonus Award Agreement dated March 26, 2007, by and between Crdentia Corp. and John Kaiser.

23.1	Consent of KBA Group LLP.

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

24.1(42)	Power of Attorney.

# Indicates management contract or compensatory plan.

(3)             Previously filed on Form 10-QSB with the Securities and Exchange Commission on August 12, 2003 and incorporated herein by reference.

(8)             Previously filed on Form 10-KSB with the Securities and Exchange Commission on March 31, 2005 and incorporated herein by reference.

(9)             Previously filed on Form 8-K with the Securities and Exchange Commission on April 1, 2005 and incorporated herein by reference.

(10)       Previously filed on Form 8-K with the Securities and Exchange Commission on August 22, 2002 and incorporated herein by reference.

(11)       Previously filed on Form 8-K/A with the Securities and Exchange Commission on June 28, 2004 and incorporated herein by reference.

(12)       Previously filed on Form 8-K with the Securities and Exchange Commission on January 7, 2005 and incorporated herein by reference.

(13)       Previously filed on Form 8-K with the Securities and Exchange Commission on August 24, 2004 and incorporated herein by reference.

(14)       Previously filed on Form 8-K/A with the Securities and Exchange Commission on October 18, 2004 and incorporated herein by reference.

(15)       Previously filed on Form 8-K with the Securities and Exchange Commission on September 7, 2004 and incorporated herein by reference.

(16)       Previously filed on Form 8-K with the Securities and Exchange Commission on March 21, 2005 and incorporated herein by reference.

(17)       Previously filed on Form 10-KSB with the Securities and Exchange Commission on March 30, 2004 and incorporated herein by reference.

(19)       Previously filed on Form 8-K with the Securities and Exchange Commission on January 12, 2004 and incorporated herein by reference.

(20)       Previously filed on Form 10-QSB with the Securities and Exchange Commission on November 14, 2003 and incorporated herein by reference.

(21)       Previously filed on Form 10-KSB with the Securities and Exchange Commission on November 27, 2002 and incorporated herein by reference.

(22)       Previously filed on Form 10-KSB with the Securities and Exchange Commission on March 11, 2003 and incorporated herein by reference.

(23)       Previously filed on Form 10-QSB with the Securities and Exchange Commission on May 17, 2004 and incorporated herein by reference.

(24)       Previously filed on Registration Statement on Form S-8 with the Securities and Exchange Commission on May 27, 2005 and incorporated herein by reference.

(25)       Previously filed on Form 8-K with the Securities and Exchange Commission on May 20, 2004 and incorporated herein by reference.

(26)       Previously filed on Form 8-K with the Securities and Exchange Commission on June 22, 2004 and incorporated herein by reference.

(29)       Previously filed on Form 10-QSB/A with the Securities and Exchange Commission on September 9, 2004 and incorporated herein by reference.

(30)       Previously filed on Form 8-K with the Securities and Exchange Commission on December 3, 2004 and incorporated herein by reference.

(32)       Previously filed on Form 10-QSB with the Securities and Exchange Commission on November 15, 2004 and incorporated herein by reference.

(33)       Previously filed on Form 10-QSB with the Securities and Exchange Commission on August 15, 2005 and incorporated herein by reference.

(34)       Previously filed on Form 8-K with the Securities and Exchange Commission on June 6, 2005 and incorporated herein by reference.

(35)       Previously filed on Form 8-K with the Securities and Exchange Commission on November 14, 2005 and incorporated herein by reference.

(36)       Previously filed on Form 8-K with the Securities and Exchange Commission on November 21, 2005 and incorporated herein by reference.

(37)       Previously filed on Form 8-K with the Securities and Exchange Commission on January 6, 2006 and incorporated herein by reference.

(38)       Previously filed on Form 8-K with the Securities and Exchange Commission on January 10, 2006 and incorporated herein by reference.

(39)       Previously filed on Form 8-K with the Securities and Exchange Commission on January 12, 2006 and incorporated herein by reference.

(40)       Previously filed on Registration Statement on Form S-2 with the Securities and Exchange Commission on June 1, 2005 and incorporated herein by reference.

(41)       Previously filed on Form 8-K with the Securities and Exchange Commission on December 30, 2003 and incorporated herein by reference.

(42)       Previously filed on Registration Statement on Form SB-2 with the Securities and Exchange Commission on February 6, 2006 and incorporated herein by reference.

(43)       Previously filed on Form 8-K with the Securities and Exchange Commission on February 20, 2004 and incorporated herein by reference.

(44)       Previously filed with a Quarterly Report on Form 10-QSB dated May 15, 2006 and incorporated herein by reference.

(45)       Previously filed with a Current Report on Form 8-K dated April 18, 2006 and incorporated herein by reference.

(46)       Previously filed with a Current Report on Form 8-K dated July 18, 2006 and incorporated herein by reference.

(47)       Previously filed with a Current Report on Form 8-K dated September 20, 2006 and incorporated herein by reference.

(48)       Previously filed with a Current Report on Form 8-K dated January 29, 2007 and incorporated herein by reference.

(49)       Previously filed with a Current Report on Form 8-K dated January 4, 2007 and incorporated herein by reference.

(50)       Previously filed on Amendment No. 1 to Registration Statement on Form SB-2 (Registration No. 333-131603) on February 13, 2006 and incorporated herein by reference.

(51)       Previously filed with a Current Report on Form 8-K dated February 28, 2007 and incorporated herein by reference.

(52)       Previously filed with a Current Report on Form 8-K dated March 8, 2007 and incorporated herein by reference.

(53)       Previously filed with a Current Report on Form 8-K dated March 26, 2007 and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(A)          Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 udner the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 4, 2007.

CRDENTIA CORP.

By:	/s/ John Kaiser
John Kaiser
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Kaiser	Director and Chief Executive Officer	April 4, 2007
John Kaiser	(Principal Executive Officer)

/s/ James J. TerBeest	Chief Financial Officer	April 4, 2007
James J. TerBeest	(Principal Financial and Accounting Officer)

*	Director	April 4, 2007
Thomas F. Herman

*	Director	April 4, 2007
Robert J. Kenneth

	Chairman (Director)	April , 2007
C. Fred Toney

	Director	April , 2007
William J. Nydam

* By:	/s/ James J. TerBeest
James J. TerBeest
Attorney-in-Fact